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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-6589 of Lightbridge, Inc. of our report dated April 22, 1996 (except for Notes 4 and 11 as to which the dates are August 8, 1996 and July 15, 1996, respectively), appearing in this Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Boston, Massachusetts

August 27, 1996